Exhibit 3.1
PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:	Articles of Amendment
Name	Domestic Corporation DSCB:15-1915/5915 (rev. 7/2015)
Address
City State Zip Code
☑ Return document by email to:	1915
Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one: ☑ Business Corporation (§ 1915)    ☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.The name of the corporation is:
PPG Industries Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
   (Complete only (a) or (b), not both)

(a) Number and Street	City	State	Zip	County
One PPG Place,	Pittsburgh,	PA	15272	Allegheny

(b) Name of Commercial Registered Office Provider			County
c/o:

3. The statute by or under which it was incorporated:	See attached Exhibit B

4. The date of its incorporation:	8/24/1883
(MM/DD/YYYY)

5. Check, and if appropriate complete, one of the following:
☑	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐	The amendment shall be effective on:		at
		Date (MM/DD/YYYY)		Hour (if any)

6. Check one of the following:
☑	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate complete, one of the following:
☐	The amendment adopted by the corporation, set forth in full, is as follows

☑	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:
☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
19th	day of	April	,	2024	.

PPG INDUSTRIES INC.
Name of Corporation

/s/ Joseph R. Gette
Signature

VP, Deputy General Counsel and Secretary
Title

EXHIBIT A

Article FIFTH of the Articles of Incorporation is amended to add the following provision:

5.5. A special meeting of shareholders may be called by shareholders, but only if called by shareholders entitled to cast 25% or more of the votes that all shareholders would be entitled to cast at the meeting.

A new Article NINTH is added to the Articles of Incorporation, providing as follows:

NINTH. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 4, 2023, or as thereafter amended, permit the elimination or limitation of the liability of officers, no officer of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as an officer. This Article Ninth shall not apply to any actions filed prior to April 19, 2024, nor to any breach of performance of duty or any failure of performance of duty by any officer occurring prior to April 19, 2024. The provisions of this Article Ninth shall be deemed to be a contract with each officer of the corporation who serves as such at any time while such provisions are in effect, and each such officer shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Article Ninth, or adoption of any other Article or Bylaw of the corporation which has the effect of increasing officer liability shall operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by an officer prior thereto.

EXHIBIT B

The corporation was formed under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 29th day of April, 1874, as shown by its Certificate of Incorporation dated the 24th day of August, 1883, and thereafter reincorporated as a consolidated corporation under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 3rd day of May, 1909, as shown by Letters Patent of such consolidated corporation issued by the Governor of the Commonwealth and dated the 3rd day of November, 1920.